EXHIBIT 4.2

                          SUPPLEMENTAL INDENTURE NO. 1

                                 By and Between

                         SENIOR HOUSING PROPERTIES TRUST

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                               As of June 21, 2001

             SUPPLEMENTAL TO THE INDENTURE DATED AS OF JUNE 21, 2001

                      ------------------------------------

                         SENIOR HOUSING PROPERTIES TRUST

            10.125% Junior Subordinated Debentures due June 15, 2041

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                                TABLE OF CONTENTS

ARTICLE I           DEFINITIONS...................................................................................1
         1.1.       Definition of Terms...........................................................................1
ARTICLE II          GENERAL TERMS AND CONDITIONS OF THE DEBENTURES................................................3
         2.1.       Designation and Principal Amount..............................................................3
         2.2.       Stated Maturity...............................................................................4
         2.3.       Form and Payment; Minimum Transfer Restriction................................................4
         2.4.       Procedure for Distribution of Debentures to Holders of Trust Preferred
                    Securities; Global Debenture; Depositary......................................................4
         2.5.       Interest......................................................................................5
         2.6.       Applicability of Discharge, Defeasance and Covenant Defeasance Provisions.....................6
ARTICLE III         REDEMPTION OF THE DEBENTURES..................................................................6
         3.1.       Tax Event or Investment Company Event Redemption..............................................6
         3.2.       Optional Redemption by Company................................................................6
         3.3.       Payment of Redemption Price if Preferred Securities are Book-entry............................6
ARTICLE IV          EXTENSION OF INTEREST PAYMENT PERIOD..........................................................7
         4.1.       Extension of Interest Payment Period..........................................................7
         4.2.       Notice of Extension...........................................................................8
ARTICLE V           COVENANTS.....................................................................................8
         5.1.       Additional Covenants of the Company...........................................................8
ARTICLE VI          EVENTS OF DEFAULT.............................................................................9
         6.1.       Events of Default.............................................................................9
ARTICLE VII         SUBORDINATION OF DEBENTURES...................................................................9
         14.1.      Agreement to Subordinate.....................................................................10
         14.2.      When Distribution Must be Paid Over..........................................................10
         14.3.      Note By Company..............................................................................11
         14.4.      Subrogation..................................................................................11
         14.5.      Relative Rights..............................................................................11
         14.6.      Subordination May Not Be Impaired by Company.................................................11
         14.7.      Distribution or Notice to Representative.....................................................11
         14.8.      Authorization of Trustee to Effectuate Subordination of the Debentures.......................12
ARTICLE VIII        EFFECTIVENESS................................................................................12
ARTICLE IX          MISCELLANEOUS................................................................................12
         9.1.       Separablity..................................................................................12
         9.2.       Supplemental Indenture Controls..............................................................12
         9.3.       Governing Law................................................................................12
         9.4.       Counterparts.................................................................................12

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                                       i


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         This SUPPLEMENTAL INDENTURE NO. 1 (this "Supplemental  Indenture") made and entered into as of June 21, 2001 between SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as Trustee (the "Trustee"),

                                WITNESSETH THAT:

         WHEREAS, the Company and the Trustee have executed and delivered an Indenture, dated as of June 21, 2001 (the "Base Indenture" and, together with this Supplemental Indenture, the "Indenture") to provide for the future issuance of the Company's junior subordinated debt securities (the "Securities") to be issued from time to time in one or more series;

         WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a series of its Securities, to be known as its 10.125% Junior Subordinated Debentures due June 15, 2041 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

         WHEREAS, SNH Capital Trust I, a Maryland business trust (the "Trust"), has offered to the purchasers (the "Underwriters") named in Schedule A to the Underwriting Agreement, dated June 18, 2001 (the "Underwriting Agreement"), among the Representatives of the several Underwriters, SNH Capital Trust Holdings as sponsor of the Trust (the "Sponsor"), the Trust and the Company, $25,000,000 aggregate liquidation amount of its 10.125% Trust Preferred Securities (the "Trust Preferred Securities"), representing undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from the sale of the Trust Preferred Securities, together with the proceeds of the sale by the Trust to the Sponsor, as designee of the Company, of $773,200 aggregate liquidation amount of its Common Securities, in $25,773,200 aggregate principal amount of the Debentures; and

         WHEREAS, pursuant to the Underwriting Agreement, the Trust has also granted to the Underwriters an option to acquire up to an additional $3,750,000 aggregate liquidation amount of its Trust Preferred Securities to cover overallotments, and proposes to invest the proceeds from any sale of such Trust Preferred Securities, together with the proceeds of the sale by the Trust to the Sponsor, as designee of the Company, of up to an additional $116,000 aggregate liquidation amount of its Common Securities, up to an $3,866,000 in additional aggregate principal amount of the Debentures;

         NOW, THEREFORE, in consideration of the purchase and acceptance of the Debentures by the Trust, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE I
                                   DEFINITIONS

         1.1. Definition of Terms. The following definitions supplement, and, to the extent inconsistent with, replace the definitions in Section 101 of the
Indenture:

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         (a)  the  term  "Trust  Preferred  Securities"  as  used  herein  means
"Preferred Securities" as such term is used in the Trust Agreement; and

         (b) the  following  terms have the meanings  given to them in the Trust
Agreement: (i) Business Day, (ii) Closing Date, (iii) Distributions, (iv) Guarantee, (v) Investment Company Event, (vi) Liquidation Amount, (vii) Property Trustee, (viii) Regular Trustee, (ix) Sponsor and (x) Tax Event.

         "Additional Interest" has the meaning specified in Section 2.5(a).

         "Additional Sums" means such additional amounts as may be necessary in order that the amount of Distributions due and payable by the Trust on the Trust Preferred Securities and Common Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any additional taxes, duties, assessments and other governmental charges of whatever nature, imposed by the United States government or any other taxing authority (but not including withholding taxes imposed on holders of such Preferred Securities and Common Securities).

         "Common Security" means an undivided beneficial interest in the assets of the Trust.

         "Common Stock" means common shares of beneficial interest, $.01 par value per share, of the Company, or any other stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

         "Coupon Rate" has the meaning specified in Section 2.5(a).

         "Extension Period" has the meaning specified in Section 4.1(a).

         "Global Debenture" has the meaning specified in Section 2.4(a).

         "Interest Payment Date" has the meaning specified in Section 2.5.

         "Debentures" has the meaning specified in the second recital to this Supplemental Indenture.

         "Optional Redemption Price" has the meaning specified in Section 3.2.

         "Obligations" has the meaning specified in Section 14.1(a).

         "Record Date" has the meaning specified in Section 2.5(a).

         "Representatives" has the meaning specified in Section 14.2.

         "Securities" has the meaning specified in the first recital to this Supplemental Indenture.

         "Senior Indebtedness of the Company" means (i) any indebtedness of the Company for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other

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written  instruments,  (ii) obligations of the Company for  reimbursement  under letters of credit, banker's acceptances, security purchase facilities or similar facilities issued for the account of the Company, (iii) any indebtedness or other obligations of the Company with respect to commodity contracts (including but not limited to contracts in the spot, forward and markets, options, and
contracts  for   differences),   interest  rate   commodity  and  currency  swap
agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates, and (iv) any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described in (i), (ii) or (iii) above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, in each case listed in (i), (ii), (iii) and (iv) above whether outstanding on the date of execution of this Supplemental Indenture or thereafter incurred, other than obligations ranking on a parity with the Debentures or ranking junior to the Debentures; provided, however, that "Senior Indebtedness of the Company" does not include obligations of the Company to trade creditors.

         "Special Event" has the meaning specified in Section 3.1.

         "Special Event Redemption Price" has the meaning specified in Section 3.1.

         "Trust" has the meaning specified in the third recital to this Supplemental Indenture.

         "Trust Agreement" means the Amended and Restated Trust Agreement of SNH Capital Trust I dated as of June 21, 2001 among SNH Capital Trust Holdings, as Sponsor, State Street Bank and Trust Company, as Property Trustee, the Regular Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, as the same may be modified, amended or supplemented from time to time, including all exhibits and the provisions of the Trust Indenture Act that are deemed to be a part of the Trust Agreement .

         "Trust Preferred Securities" has the meaning specified in the third recital to this Supplemental Indenture.

         "Trust Securities" means the Common Securities and the Trust Preferred Securities.

         "Underwriters" has the meaning specified in the third recital to this Supplemental Indenture.

         "Underwriting Agreement" has the meaning specified in the third recital to this Supplemental Indenture.

                                   ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

         2.1. Designation and Principal Amount. There is hereby authorized one series of Securities, to be designated the "10.125% Junior Subordinated Debentures due June 15, 2041," in the initial aggregate principal amount of up to $29,639,200, subject to the right of the Company to reopen such series for issuances of additional securities of such series and except as

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provided in Section 306 of the Base Indenture. The Debentures (together with the
Trustee's certificate of authentication) shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and made a part of this Supplemental Indenture.

         2.2. Stated Maturity. The Stated Maturity of the Debentures is June 15, 2041, provided, however, the Debentures may be earlier redeemed at the option of the Company as provided in Article III below.

         2.3. Form and Payment; Minimum Transfer Restriction.

         (a) The Debentures shall be issued to the Property Trustee in fully registered definitive form without coupons in minimum denominations of $25 and integral multiples of $25 in excess thereof. Principal and interest on the Debentures issued in definitive form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the Corporate Trust Office; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Register. Notwithstanding the foregoing, so long as the registered holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including Additional Interest and Additional Sums, if any) on such Debentures held by the Property Trustee will be made at such place, or by wire transfer of immediately available funds to such account, as may be designated by the Property Trustee. The Register for the Debentures shall be kept at the Corporate Trust Office, and the Trustee is hereby appointed registrar for the Debentures.

         (b) The Debentures may be transferred or exchanged only in minimum denominations of $25 and integral multiples of $25 in excess thereof, and any attempted transfer, sale or other disposition of Debentures in a denomination of less than $25 shall be deemed to be void and of no legal effect whatsoever, and any such transferee shall be deemed not to be the holder of such Debentures for any purpose, including but not limited to the receipt of payments in respect of such Debentures and such transferee shall be deemed to have no interest whatsoever in such Debentures.

         2.4. Procedure for Distribution of Debentures to Holders of Trust Preferred Securities; Global Debenture; Depositary. If distributed to holders of Trust Preferred Securities pursuant to Section 9.4 of the Trust Agreement, the Debentures will be issued to such holders in the same form as the Trust
Preferred Securities that such Debentures replace in accordance with the following procedures:

         (a) So long as Debentures are eligible for book-entry settlement with the Depositary, the Debentures will initially be issued in the form of one or more registered global securities without coupons ("Global Debentures") that will be deposited with, or on behalf of, a Depositary, who shall be the Depositary for the Trust Preferred Securities. Initially, the Depositary shall be The Depository Trust Company ("DTC"), or any successor Depositary for the Trust Preferred Securities, and the Global Debenture shall be registered in the name of DTC's nominee, Cede & Co. Except under the circumstance described below, the Debentures will not be issuable in definitive form. Unless and until it is exchanged in whole or in part for the individual Debentures represented thereby, a Global Debenture may not be transferred except as

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a whole by DTC to a  nominee  of DTC or by a  nominee  of DTC to DTC or  another nominee of DTC or by DTC or any nominee of DTC to a successor depositary or any nominee of such successor.

         (b) So long as DTC or its nominee is the registered owner of a Global Debenture, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Debentures represented by such Global Debenture for all purposes under this Supplemental Indenture. Except as described below, owners of beneficial interest in Debentures evidenced by a Global Debenture will not be entitled to have any of the individual Debentures represented by such Global Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Debentures in definitive form and will not be considered the owners or holders thereof under the Indenture or this Supplemental Indenture.

         (c) If DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debentures in exchange for the Global Debenture or Global Debentures representing such Debentures. In addition, the Company may at any time and in its sole discretion, subject to certain limitations set forth in the Indenture, determine not to have any of such Debentures represented by one or more Global Debentures and, in such event, will issue individual Debentures in exchange for the Global Debenture or Global Debentures representing the Debentures. Individual Debentures so issued will be issued in denominations of $25 and integral multiples thereof.

         (d) If the Debentures are distributed to holders of the Trust Preferred Securities pursuant to the terms of the Trust Agreement, the Company will use its best efforts to list the Debentures on the New York Stock Exchange or such other stock exchange or other organization, if any, on which the Trust Securities are then listed.

         (e) Each Global Debenture shall bear substantially the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         2.5. Interest. (a) Each Debenture will bear interest at the rate of 10.125% per annum (the "Coupon Rate") from and including June 21, 2001 until the principal thereof becomes due and payable, and will bear interest on any overdue principal at the Coupon Rate and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate ("Additional Interest") until paid, compounded

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quarterly,  payable  (subject  to the  provisions  of Article IV)  quarterly  in arrears on the 15th day of September, December, March and June of each year (each, an "Interest Payment Date"), commencing on September 15, 2001 to the Person in whose name such Debenture is registered at the close of business on the Record Date next preceding such Interest Payment Date. The "Record Date" for payment of interest will be one Business Day before the Interest Payment Date, unless such Debenture is registered to a holder other than the Property Trustee or a nominee of the Depositary, in which case the Record Date for payment of interest will be the fifteenth calendar day before the applicable Interest Payment Date, whether or not a Business Day. Until liquidation, if any, of the Trust, each Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities.

         (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable.

         2.6. Applicability of Discharge, Defeasance and Covenant Defeasance Provisions. The Discharge and Covenant Defeasance provisions in Article Thirteen of the Base Indenture will apply to the Debentures. The Defeasance provisions in Article Thirteen of the Base Indenture will not apply to the Debentures.

                                  ARTICLE III
                          REDEMPTION OF THE DEBENTURES

         3.1. Tax Event or Investment Company Event Redemption. If a Tax Event or Investment Company Event (either a "Special Event") shall occur and be continuing, the Company may redeem the Debentures at any time within 180 days following the occurrence of that Special Event, in whole but not in part, at a redemption price (the "Special Event Redemption Price") equal to 100% of the principal amount of the Debentures plus accrued and unpaid interest thereon to the Redemption Date.

         3.2. Optional Redemption by Company. The Company shall have the option to redeem the Debentures at any time on or after June 15, 2006, in whole or in part, at a redemption price (the "Optional Redemption Price") equal to 100% of the principal amount of the Debentures plus accrued and unpaid interest thereon to the Redemption Date.

         3.3. Payment of Redemption Price if Preferred Securities are Book-entry. If the Preferred Securities are in book-entry-only form, in order for the Property Trustee to meet the obligation set forth in Section 4.2(d) of the Trust Agreement, the Company shall deposit with the Trustee an amount sufficient to pay the Special Event Redemption Price or the Optional Redemption Price, as the case may be, by 10:00 a.m., New York City time, on the date such Special Event Redemption Price or Optional Redemption Price, as the case may be, is to be paid.


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

                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

         4.1. Extension of Interest Payment Period.

         (a) So long as no Event of Default under Section 501 of the Base Indenture (as supplemented by Section 6.1 of this Supplemental Indenture) has occurred and is continuing, the Company shall have the right, at any time during the term of the Debentures, from time to time to defer the payment of interest and Additional Sums, if any, by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarters (an "Extension Period"). No Extension Period shall extend beyond the Stated Maturity of the Debentures. To the extent permitted by applicable law, accrued and unpaid interest and Additional Sums, the payment of which has been deferred because of an Extension Period imposed pursuant to this Section 4.1, will bear Additional Interest compounded quarterly. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid on the Debentures, including any Additional Interest and Additional Sums, if applicable, to the holders of the Debentures in whose names the Debentures are registered in the Register on the first Record Date preceding the end of the Extension Period. Before the termination of any Extension Period, the Company may elect to (i) shorten the Extension Period or (ii) further extend such Extension Period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Stated Maturity. At any time following the termination of any Extension Period and upon the payment of any accrued and unpaid Additional Interest and Additional Sums, if applicable, then due, the Company may elect to begin a new Extension Period, subject to the foregoing requirements. No interest or Additional Sums shall be due and payable during an Extension Period, except at the end thereof.

         (b) During any such Extension Period, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's shares of beneficial interest, (ii) make any payment of principal of or interest or premium, if any, on, or repay, repurchase or redeem any indebtedness or debt securities of the Company that rank on a parity with or junior to the Debentures in right of payment or (iii) make any guarantee payments with respect to any guarantee by the Company of indebtedness or debt securities of any Subsidiary of the Company if such guarantee ranks on parity with or junior to the Debentures in right of payment (other than (A) dividends or distributions payable solely in Common Stock, (B) any reclassification of any class of the Company's shares of beneficial interest, (C) any declaration of a dividend in connection with the implementation of a plan of the Company providing for the issuance by the Company to all holders of its Common Stock of rights entitling the holders thereof to subscribe for or purchase shares of Common Stock or any class or series of preferred shares, which rights are (x) deemed to be transferred with such shares of Common Stock, (y) issued in respect of future issuances of Common Stock and (z) not exercisable until the occurrence of a specified event or events (a "Rights Plan"), (D) the issuance of any shares of beneficial interest of the Company under any Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (E) payments under the Guarantee relating to the Trust Preferred Securities, and (F) purchases of Common Stock issued under, or issued pursuant to rights issued under, any of the Company's benefit plans for its trustees, officers, employees, consultants or advisors or the directors, officers, employees, consultants or advisors of the Company's advisor).

         4.2. Notice of Extension.

         (a) If the Property Trustee is the only registered Holder of the Debentures at the time the Company elects to begin, shorten or extend an Extension Period, the Company shall give written notice to the Trust and the Trustee of its election to begin, shorten or extend any Extension Period on or before the earlier of (i) one Business Day before the Record Date for the next succeeding Interest Payment Date or (ii) subject to applicable law and stock exchange rules, the date the Trust is required to give notice of an Extension Period to the New York Stock Exchange or any other securities exchange or other applicable self-regulatory organization where the Trust Preferred Securities are then listed. The Company shall cause the Trust to give notice of the Company's election to begin, shorten or extend an Extension Period to the holders of such Trust Preferred Securities.

         (b) If the Property Trustee is not the only Holder of the Debentures at the time the Company elects to begin, shorten or extend an Extension Period, the Company shall give the Holders of the Debentures, the Regular Trustees and the Trustee written notice of its election to begin, shorten or extend such Extension Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) subject to applicable law and stock exchange rules, the date the Trust is required to give notice of an Extension Period to the New York Stock Exchange or any other securities exchange or other applicable self-regulatory organization where the Trust Preferred Securities are then listed.

         (c) The quarter in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 consecutive quarters permitted in the maximum Extension Period permitted under Section 4.1.

                                    ARTICLE V
                                    COVENANTS

         5.1. Additional Covenants of the Company. In addition to the covenants of the Company set forth in Article Ten of the Base Indenture, for the benefit of the Holders of the Debentures:

         (a) The Company covenants and agrees (i) to maintain directly or indirectly 100% ownership of the Common Securities; provided that any successors or assigns of the Company permitted by the Base Indenture may succeed to the Company's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate the Trust, except (A) in connection with a distribution of the Debentures to the holders of the Trust Preferred Securities in liquidation of the Trust or (B) in connection with any merger, consolidation or amalgamation of the Trust permitted by the Trust Agreement, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to remain classified as a grantor trust for United States Federal income tax purposes.

         (b) The Company covenants and agrees that if and so long as (i) the Trustee is the Holder of all the Debentures on behalf of the Trust and (ii) the Company has elected, and has not revoked such election, to pay Additional Sums, the Company shall pay to the Trust the Additional Sums in respect of the Preferred Securities and Common Securities.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

         6.1. Events of Default. With respect to the Debentures issued under this Supplemental Indenture, Section 501 of the Base Indenture is hereby replaced in its entirety as follows:

         "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment of any interest upon the Debentures when such interest becomes due and payable, and continuance of such default for a period of 30 days, except during a during an Extension Period; or

         (b) default in the payment of the principal of the Debentures when they become due and payable at their Maturity; or

         (c) default in the performance of, or breach of, any covenant of the Company in the Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has been expressly included in the Indenture solely for the benefit of a series of Securities other than the Debentures), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least a majority in principal amount of the Outstanding Debentures a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (d) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, or (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

         (e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Significant Subsidiary in an involuntary case, (ii) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of either of its property, or (iii) orders the liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 90 days.

                                  ARTICLE VII
                           SUBORDINATION OF DEBENTURES

         Article Fourteen of the Base Indenture shall read as follows with respect to Debentures issued under this Supplemental Indenture:

         14.1. Agreement to Subordinate. Each Holder of Debentures covenants and agrees by its acceptance thereof, that the obligation of the Company to make any payment on account of the principal of and interest on the Debentures (the "Obligations") shall be subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness of the Company.

         (a) In the case of any bankruptcy, insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any dissolution, liquidation or winding-up of or relating to the Company as a whole, whether voluntary or involuntary, all obligations of the Company due or to become due to holders of Senior
Indebtedness of the Company shall be entitled to be paid in full, in cash or other permitted consideration, or otherwise provided for, before any payment of the Obligations shall be made by the Company.

         (b) In the event and during the continuation of any default beyond any grace period in the payment of principal of or interest on or any other monetary amounts due any Senior Indebtedness, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured, waived or remedied or shall have ceased to exist and such acceleration shall have been rescinded or annulled or all amounts due on such Senior Indebtedness are paid in full in cash or other permitted consideration, or otherwise provided for, then no payment of the Obligations shall be made by the Company.

         14.2. When Distribution Must be Paid Over. In the event that the Trustee or any Holder of Debentures receives from the Company any payment of any Obligations at a time when the Trustee or such Holder of Debentures, as applicable, has actual knowledge that such payment is prohibited by Section 14.1(a) or (b) hereof, such payment shall be held by the Trustee or such Holder of Debentures in trust for the benefit of, and shall be paid forthwith over and delivered upon written request to, the holders of Senior Indebtedness of the
Company, as their interests may appear, or their agent, trustee or representative (a "Representative") under the indenture or other agreement (if any) pursuant to which Senior Indebtedness of the Company may have been issued, as their respective interests may appear, for application to the payment of all obligations with respect to Senior Indebtedness of the Company remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness of the Company.

         With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness of the Company shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of Debentures or the Company or any other Person money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

         14.3. Notice By Company. The Company shall promptly notify the Trustee of any facts known to the Company that would cause a payment of any Obligations to violate this Article, but failure to give such notice shall not affect the subordination of the Debentures to the Senior Indebtedness of the Company as provided in this Article.

         14.4. Subrogation. After all obligations with respect to Senior Indebtedness of the Company are paid in full, and until the Debentures are paid in full, Holders of Debentures shall be subrogated to the rights of holders of Senior Indebtedness of the Company to receive distributions applicable to Senior Indebtedness of the Company to the extent that distributions otherwise payable to the Holders of Debentures have been applied to the payment of Senior Indebtedness of the Company. A distribution made under this Article to holders of Senior Indebtedness of the Company that otherwise would have been made to Holders of Debentures is not, as between the Company and Holders of Debentures, a payment by the Company on the Securities.

         14.5. Relative Rights. This Article defines the relative rights of Holders of Debentures and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

                  (1) impair, as between the Company and Holders of Debentures, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Debentures in accordance with their terms;

                  (2) affect the relative rights of Holders of Debentures and creditors of the Company other than their rights in relation to holders of Senior Indebtedness of the Company; or

                  (3) prevent the Trustee or any Holder of Debentures from exercising its available remedies upon an Event of Default, subject to the rights of holders and owners of Senior Indebtedness of the Company to receive distributions and payments otherwise payable to Holders of Debentures.

         If the Company fails because of this Article to pay principal of or interest on a Debenture on the due date, unless during an Extension Period in accordance with Section 4.1 of Supplemental Indenture No. 1, the failure is still an Event of Default.

         14.6. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Debentures shall be impaired by any act or failure to act by the Company or any Holder of Debentures or by the failure of the Company or any Holder of Debentures to comply with this Indenture.

         14.7. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative.

         Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness of the Company and other indebtedness of the Company, the amount or amounts thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         14.8. Authorization of Trustee to Effectuate Subordination of the Debentures. Each Holder of Debentures, by its acceptance thereof, authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the Holders of such Debentures and the holders of Senior Indebtedness of the Company, the subordination provided in this Article, and appoints the Trustee to act as the Holders' of Debentures attorney-in-fact for any and all such purposes.

                                  ARTICLE VIII
                                 EFFECTIVENESS

         This Supplemental Indenture shall be effective for all purposes as of the date and time this Supplemental Indenture has been executed and delivered by the Company and the Trustee in accordance with Article Nine of the Base Indenture. As supplemented hereby, the Base Indenture is hereby confirmed as being in full force and effect.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1. Separability. In the event any provisions of this Supplemental Indenture shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or any provision of the Indenture.

         9.2. Supplemental Indenture Controls. To the extent that any terms of this Supplemental Indenture or the Notes are inconsistent with the terms of the Indenture, the terms of this Supplemental Indenture or the Notes shall govern and supersede such inconsistent terms.

         9.3. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.

         9.4. Counterparts. This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Supplemental Indenture to be executed as an instrument under seal in their respective corporate names as of the date first above written.

                                           SENIOR HOUSING PROPERTIES TRUST


                                           By:  /s/ David J. Hegarty
                                                Name: David J. Hegarty
                                                Title: President


                                           STATE STREET BANK AND TRUST
                                           COMPANY, as Trustee


                                           By:  /s/ Paul D. Allen
                                                Name: Paul D. Allen
                                                Title: Vice President

                                    EXHIBIT A

                 [FORM OF FACE OF JUNIOR SUBORDINATED DEBENTURE]

               10.125% Junior Subordinated Notes due June 15, 2041

                         SENIOR HOUSING PROPERTIES TRUST

No. ___                                                                 $ ___

         Senior Housing Properties Trust, a real estate investment trust duly organized and existing under the laws of Maryland (herein called the "Company", which term includes any successor Person under the Indenture hereinafter
referred   to),   for   value    received,    hereby    promises   to   pay   to
 ..................................., or registered assigns, the principal sum of
 ..................... Dollars on June 15, 2041.

         Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         In Witness Whereof, the Company has caused this instrument to be duly executed.

                                          SENIOR HOUSING PROPERTIES TRUST


                                          By:_____________________________
                                                Name:
                                                Title:

Dated: _______

This is one of the Debentures of the series designated therein referred to in the within-mentioned Indenture.

STATE STREET BANK AND TRUST COMPANY,
as Trustee

By:__________________________________
      Name:
      Title:

             [FORM OF REVERSE OF THE JUNIOR SUBORDINATED DEBENTURE]


                         SENIOR HOUSING PROPERTIES TRUST

            10.125% Junior Subordinated Debentures due June 15, 2041

         Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

         1. Indenture. The Company issued its 10.125% Junior Subordinated Debentures due June 15, 2041 (the "Debentures") as part of a series issued under a Junior Subordinated Indenture dated as of June 21, 2001 and a Supplemental Indenture No. 1 dated as of June 21, 2001 (collectively, the "Indenture") each between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee"). The terms of the Debentures include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. The Debentures are subject to all such terms, and the Holders of the Debentures are referred to the Indenture and the Trust Indenture Act of 1939 for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Debentures. The Debentures are unsecured subordinated general obligations of the Company. The Debentures issued pursuant to said Supplemental Indenture No. 1 are in the initial aggregate principal amount of up to $29,639,200, subject to the right of the Company set forth in the Indenture to reopen the series which comprises the Debentures.

         2. Interest. Senior Housing Properties Trust, a Maryland real estate investment (the "Company") promises to pay interest on the principal amount of this Debenture at the rate and in the manner specified below.

         This Debenture will bear interest at the rate of 10.125% per annum (the "Coupon Rate") from and including June 21, 2001 until the principal thereof becomes due and payable, and will bear interest on any overdue principal at the Coupon Rate and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate ("Additional Interest") until paid, compounded quarterly, payable (subject to the provisions of the Indenture) quarterly in arrears on the 15th day of September, December, March and June of each year (each, an "Interest Payment Date"), commencing on September 15, 2001 to the Person in whose name such Debenture is registered at the close of business on the Record Date next preceding such Interest Payment Date.

         The "Record Date" for payment of interest will be one Business Day before the Interest Payment Date, unless such Debenture is registered to a holder other than the Property Trustee or a nominee of the Depositary, in which case the Record Date for payment of interest will be the fifteenth calendar day before the applicable Interest Payment Date, whether or not a Business Day. Until liquidation, if any, of the Trust, the Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the

Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable.

         THE INDEBTEDNESS OF THE COMPANY EVIDENCED BY THIS DEBENTURE, INCLUDING THE PRINCIPAL HEREOF AND INTEREST HEREON, IS, TO THE EXTENT AND IN THE MANNER SET FORTH IN THE INDENTURE, SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL IN CASH OR OTHER PERMITTED CONSIDERATION OF THE COMPANY'S OBLIGATIONS TO HOLDERS OF SENIOR INDEBTEDNESS OF THE COMPANY. EACH HOLDER OF THIS DEBENTURE, BY ACCEPTANCE HEREOF, (A) AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS OF THE INDENTURE AND ALL OTHER PROVISIONS OF THE INDENTURE, (B) AUTHORIZES AND DIRECTS THE TRUSTEE ON HIS BEHALF TO TAKE SUCH ACTION AS MAY BE NECESSARY OR APPROPRIATE TO EFFECTUATE THE SUBORDINATION SO PROVIDED AND (C) APPOINTS THE TRUSTEE HIS ATTORNEY-IN-FACT FOR ANY AND ALL SUCH PURPOSES.

         3. Extension of Interest Payment Period. So long as no Event of Default under the Indenture has occurred and is continuing, the Company shall have the right, at any time during the term of the Debentures, from time to time to defer the payment of interest and Additional Sums, if any, by extending the interest payment period of such Debenture for a period not exceeding 20 consecutive quarters (an "Extension Period"). No Extension Period shall extend beyond the Stated Maturity of the Debentures. To the extent permitted by applicable law, accrued and unpaid interest and Additional Sums, the payment of which has been deferred because of an Extension Period imposed pursuant to the Indenture, will bear Additional Interest compounded quarterly. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid on the Debentures, including any Additional Interest and Additional Sums, if applicable, to the holders of the Debentures in whose names the Debentures are registered in the Register on the first Record Date preceding the end of the Extension Period.

         Before the termination of any Extension Period, the Company may elect to (i) shorten the Extension Period or (ii) further extend such Extension Period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Stated Maturity. At any time following the termination of any Extension Period and upon the payment of any accrued and unpaid Additional Interest and Additional Sums, if applicable, then due, the Company may elect to begin a new Extension Period, subject to the foregoing requirements. No interest or Additional Sums shall be due and payable during an Extension Period, except at the end thereof.

         Subject to certain exceptions set forth in the Indenture, during any such Extension Period, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's shares of beneficial interest, (ii) make any payment of principal of or interest or premium, if any, on, or repay, repurchase or redeem any indebtedness or debt securities of the Company that rank on a parity with or junior to the Debentures in right of payment or (iii) make any guarantee payments with respect to any guarantee by the Company of indebtedness or debt securities of any Subsidiary of the Company if such guarantee ranks on parity with or junior to the Debentures in right of payment.

         The Company shall give notice of its election to begin, shorten or extend an Extension Period as provided in the Indenture.

         4. Tax Event of Investment Company Event Redemption. If a Tax Event or Investment Company Event (either a "Special Event") shall occur and be continuing, the Company may redeem the Debenture at any time within 180 days following the occurrence of that Special Event, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Debentures plus accrued and unpaid interest thereon to the Redemption Date.

         5. Optional Redemption. The Company shall have the option to redeem the Debentures at any time on or after June 15, 2006, in whole or in part, at a redemption price equal to 100% of the principal amount of the Debentures plus accrued and unpaid interest thereon to the Redemption Date.

         6.  Denominations,   Transfer  and  Exchange.  The  Debentures  may  be
transferred or exchanged only in minimum denominations of $25 and integral multiples of $25 in excess thereof, and any attempted transfer, sale or other disposition of Debentures in a denomination of less than $25 shall be deemed to be void and of no legal effect whatsoever, and any such transferee shall be deemed not to be the holder of such Debentures for any purpose, including but not limited to the receipt of payments in respect of such Debentures and such transferee shall be deemed to have no interest whatsoever in such Debentures.

         7.   Authentication.   This   Debenture   shall  not  be  valid   until
authenticated by the manual signature of the Trustee or an authenticating agent.

         8. Persons Deemed Owners. The Company, the Trustee, and any agent of the Company or Trustee may deem and treat the Person in whose name the Debentures are registered as the absolute owner for purposes of receiving payment of principal and interest.

         9. Defaults and Remedies. In the case of an Event of Default with respect to the Debentures shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the provisions provided for in the Indenture.

         10. Actions of Holders. The Indenture contains provisions permitting the holders of not less than a majority in principal amount of the Debentures, subject to certain provisions and exceptions as provided for in the Indenture, to (a) waive certain past Events of Defaults and their consequences and (b) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust power conferred on the Trustee.

         11. Governing Law. This Debenture shall be governed by, and construed in accordance with, the laws of the State of New York.

         12. No Personal Liability. THE ARTICLES OF AMENDMENT AND RESTATEMENT ESTABLISHING SENIOR HOUSING PROPERTIES TRUST DATED

SEPTEMBER 20, 1999, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "SENIOR HOUSING PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER,
SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto


_______________________________________________________________________________.


     (please insert Social Security or other identifying number of assignee)

_______________________________________________________________________________.

_______________________________________________________________________________.

_______________________________________________________________________________.

PLEASE  PRINT  OR  TYPEWRITE  NAME AND  ADDRESS,  INCLUDING  POSTAL  ZIP CODE OF
ASSIGNEE


the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing


_______________________________________________________________________________.

_______________________________________________________________________________.

_______________________________________________________________________________.

agent to transfer said Debenture on the books of the Company, with full power of substitution in the premises.


Dated: __________________ __, ____







NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.